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                                                                         EX-23.5



The Board of Directors
Rose Hills Company:


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" and "Summary Historical Financial Information--The Cemetery" in the prospectus.


/s/ KPMG Peat Marwick LLP
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Orange County, California
June 25, 1997